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                                                                     EXHIBIT 8.1

                   [Letterhead of Willkie Farr & Gallagher]


June 19, 1997


RenaissanceRe Holdings Ltd.
Renaissance House
8-12 East Broadway
Pembroke HM 19 Bermuda

Ladies and Gentlemen:

We are delivering this opinion in connection with the Registration Statement on Form S-3 (File No. 333-27775) (the "Registration Statement") filed by RenaissanceRe Holdings Ltd. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering by certain shareholders of the Company of 3,000,000 of the Company's Common Shares, $1.00 par value per share (the "Common Shares"), and up to 450,000 Common Shares solely to cover over-allotment options.

We have reviewed the Registration Statement and have considered such aspects of United States and New York law as we have deemed relevant for purposes of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based upon and subject to the foregoing and to the conditions and limitations contained in the discussion in the Registration Statement, we are of the opinion that the discussion in the Registration Statement under the heading "Certain Tax Considerations--Taxation of the Company, Renaissance Reinsurance and Glencoe -- United States" and "-- Taxation of Shareholders -- United States Taxation of U.S. and Non-U.S. Shareholders" addresses all material U.S. Federal income tax considerations affecting the Company and holders of Common Shares (other than those tax considerations that depend on circumstances specific to such holders) and the statements of law contained therein are accurate in all material respects, and such discussion reflects our opinion with respect to the matters of law referred to therein.

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RenaissanceRe Holdings Ltd.
June 19, 1997
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our Firm under the headings "Certain Tax Considerations" and "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Willkie Farr & Gallagher